FORM OF
AMENDED AND RESTATED
INDEMNITY AGREEMENT
This AGREEMENT is made and entered into this [●] day of [●], 20__, by and between PNM Resources, Inc., a New Mexico corporation (the “Company” or “PNMR”), and [●] (the “Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers, the most capable persons available;
WHEREAS, Indemnitee is a director or officer of the Company and/or one or more of its Affiliates (as defined below);
WHEREAS, if Indemnitee is a director or officer of one or more of the Company’s Affiliates, he or she shall be deemed to be serving in such capacity at the request, election or direction of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;
WHEREAS, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage but the need for substantial protection against personal liability in order to attract highly qualified directors and officers should not be solely dependent upon insurance coverage and the uncertainties of the insurance markets;
WHEREAS, the Articles and the Bylaws require the Company to indemnify its directors and officers to the full extent of the authority of the Company to so indemnify as authorized by the law of the State of New Mexico, and the Indemnitee has agreed to serve as a director or officer of the Company or one of its Affiliates in part in reliance on indemnification;
WHEREAS, to provide Indemnitee with specific contractual assurance that the protection promised by the Articles and the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to the Articles or Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of Expenses (as defined below) to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;
WHEREAS, the Company previously entered into indemnity agreements with certain officers and directors of the Company (the “Superseded Agreement”); and
WHEREAS, to the extent an officer or director of the Company has a Superseded Agreement, this Agreement amends and replaces such Superseded Agreement as of the date first set out above.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service to the Company or one of its Affiliates, the parties agree as follows:
1.Definitions
(a)    “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a subsidiary or Affiliate of the Company.
(b)    “Articles” means the Articles of Incorporation of the Company, as amended to the date hereof.
(c)    “Bylaws” means the Bylaws of the Company, as amended to the date hereof.
(d)    “Change in Control” shall be deemed to have occurred if: (i) any “person” (as the term is used in §§ 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) the composition of the Board has substantially changed during any two year period, so that individuals who were members of the Board at the beginning of the period plus any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the Voting Securities of the Company that were outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or the surviving entity outstanding immediately after the merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets in one (1) transaction or a series of transactions.
(e)    “Claim” means any threatened, pending or completed action, suit, arbitration, alternative dispute resolution process or other proceeding, including any inquiry, hearing or investigation, whether instituted by the Company or any other person including a governmental body, that Indemnitee in good faith believes might lead to the institution of any such proceeding, whether civil, criminal, administrative, investigative or other.
(f)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(g)    “Expenses” includes any cost, liability and economic loss, including attorneys’ fees, judgments, fines, penalties, and amounts paid or payable in settlement (including any interest, assessments, and other charges imposed thereon) and all other costs, expenses and obligations (including any taxes imposed as a result of the actual or constructive receipt of any payments under this Agreement) paid or incurred in preparing for or in connection with investigating, defending, being a witness in or participating in (including on appeal), any Claim relating to an Indemnifiable Event.
(h)    “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or any of its Affiliates, or at the request, election or direction of the Company is or was serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity and including, but not limited to, any employee benefit plan of the Company or a subsidiary or Affiliate of the Company, or by reason of anything done or not done by Indemnitee in any such capacity.
(i)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and within the past five (5) years has not been retained to represent: (i) the Company or Indemnitee in any matter material to either party, or (ii) any other party to the Claim. The term does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(j)    “Voting Securities” means any securities of the Company which vote generally in the election of directors.
2.    Indemnification. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part from) an Indemnifiable Event, the Company shall indemnify Indemnitee against any and all Expenses of the Claim to the fullest extent permitted by applicable law as it currently exists and to such greater extent as applicable law may hereafter permit, subject to the limitations set forth in this Agreement.
3.    Advancement of Expenses. The Company shall advance all reasonable Expenses paid or incurred by or on behalf of Indemnitee in connection with any Claim within ten (10) business days after the receipt by the Company of a statement from Indemnitee requesting the advance and reasonably evidencing the Expenses incurred. If it is determined pursuant to Section 7 that applicable law does not permit the indemnification, Indemnitee shall reimburse the Company for all amounts paid in connection with the Claim in question. A determination pursuant to Section 7 that indemnification is not permitted under applicable law shall not be binding in any proceeding to determine if Indemnitee should be indemnified under applicable law and Indemnitee shall not be required to reimburse the Company for any expense advance until a final determination has been made (including exhaustion of all rights to appeal). Indemnitee’s obligation to reimburse the Company for expense advances shall be without interest and unsecured
4.    Mandatory Indemnification. Indemnitee shall be indemnified against all Expenses incurred in connection with any Claim relating in whole or in part to an Indemnifiable Event, to the extent that Indemnitee has been successful on the merits in defense of the Claim or any issue involved in the Claim.
5.    Partial Indemnification. If Indemnitee is entitle under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a Claim, but is precluded by applicable law or some portion of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
6.    Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for: (i) indemnification of Expenses by the Company; and (ii) recovery under any directors and officers liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined to be entitled to the indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 3.
7.    Indemnification Process and Appeal.
(a)    Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim. The General Counsel of the Company shall upon receipt of such a request for indemnification, advise the Board that Indemnitee has requested indemnification. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with this Section 7.
(b)    Standard of Conduct. To the extent that the provisions of Section 4 are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under applicable law that is a legally required condition to indemnification of Indemnitee hereunder against Expenses relating to such Claim and any determination that Expense advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:
(i)    if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)    if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 30 days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.
(c)    Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 7(b) shall not have made a determination within 45 days after the later of (i) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 7(a) (the date of such receipt being the “Notification Date”) and (ii) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 45-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d)    Indemnification Payment. As soon as practicable after determination that:
(i)    Indemnitee is entitled to indemnification pursuant to Section 4;
(ii)    no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or
(iii)    Indemnitee has been determined or deemed pursuant to Section 7(b) or Section 7(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee an amount equal to the Expenses Indemnitee is entitled to.

(e)    Burden of Proof, Presumptions and Defenses.
(i)    Burden of Proof; Entitlement to Indemnification. In connection with any determination of Indemnitee’s entitlement to indemnification, the burden of proof shall be on the Company to prove that Indemnitee is not entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee by commencing litigation in the Second Judicial District Court for the State of New Mexico. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct. Any Standard of Conduct Determination not challenged by the Indemnitee shall be binding on the Company and Indemnitee.
(ii)    Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any of its subsidiaries. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company or any of its subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
(iii)    No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.
(iv)    Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

8.    Notification and Defense of Proceeding.
(a)    Notice.     Promptly after receipt by Indemnitee of notice of the initiation of a Claim, Indemnitee shall notify the Company about the Claim and Indemnitee’s request for indemnification. Failure to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 8(c).
(b)    Defense.     The Company shall be entitled to participate in the defense of any Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense against any Claim with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense against any Claim, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee under this Agreement, except as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in any Claim regardless of whether the Company assumes the defense against such Claim, but all Expenses incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in defending against the Claim and the Independent Counsel, if any, concurs; (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) the Company has not employed counsel to assume the defense against the Claim. The Company shall not be entitled to assume the defense against any Claim brought by or on behalf of the Company or as to which Indemnitee has reasonably determined that there may be a conflict of interest.
(c)    Settlement of Claims.     The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent. If a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the action. The Company’s liability shall not be excused if participation by the Company in the Claim was barred by this Agreement.
9.    Exclusions from Indemnification; Clawback Policy. Notwithstanding anything in this Agreement to the contrary, no indemnification shall be paid by the Company:
(a)    in connection with any Claim initiated by Indemnitee against the Company or any of its Affiliates or any director or officer of the Company or any of its Affiliates unless:

(i)    the Company has joined in or the Board has consented to the initiation of the Claim;
(ii)    the Claim is one to enforce indemnification rights under Section 6; or
(iii)    the Claim is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the Change in Control), and Independent Counsel has approved its initiation;
(b)    if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; or
(c)    on account of any Claim in which judgment is rendered against Indemnitee for an account of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of § 16(b) of the 1934 Act, or similar provisions of any federal, state, or local laws.
In addition, notwithstanding any other provision of this Agreement, to the extent applicable, no indemnity will be provided to indemnify or reimburse the Indemnitee for the loss, repayment or recovery of any compensation pursuant to the application of the PNM Resources, Inc. Clawback Policy as adopted by the Board of Directors on February 22, 2019 and as it may be amended or replaced from time to time (the “Clawback Policy”), or the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the 1934 Act, or any regulations promulgated with respect to any of the foregoing, as any of the same are in effect from time to time.
10.    Liability Insurance.     For the duration of Indemnitee’s service as a director or officer of the Company or any of its Affiliates, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s or its Affiliate’s directors, if Indemnitee is a director, or of the Company’s or its Affiliate’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.
11.    Period of Limitations. No legal action shall be brought by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of the cause of action. Any claims or cause of action of the Company or its Affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within two

(2) years. If a shorter period of limitations is otherwise applicable to the cause of action, the shorter period will govern.
12.    Retroactivity. This Agreement shall be deemed to have been in effect during all periods that Indemnitee was an officer or director of the Company or one of its Affiliates regardless of the date of this Agreement.
13.    Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of an Affiliate of the Company) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.
14.    Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, the Bylaws, applicable law, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.
15.    Amendments; Waivers. No amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions (whether or not similar), nor shall the waiver constitute a continuing waiver. A failure to exercise, or a delay in exercising, any right or remedy shall not constitute a waiver, except as specifically provided in this Agreement.
16.    Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
17.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise received payment under any insurance policy, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

18.    No Construction as an Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director of the Company or any of its Affiliates or in the employ of the Company or any of its Affiliates.
19.    Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or a substantial part of the business or assets of the Company, to agree in a writing satisfactory to Indemnitee, to assume and to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving as a director or officer of the Company or any of its Affiliates (or serving at the request of the Company as a director, officer, employee, member, trustee or agent of an Affiliate) pertaining to an Indemnifiable Event even though he or she may no longer be serving in that capacity at the time of the Claim.
20.    Severability. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the part held invalid, void, or unenforceable.
21.    Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico applicable to contracts made and to be performed in New Mexico without giving effect to the principles of conflicts of laws.
22.    Notices. All notices, demands, and other communications required or permitted by this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, or mailed, postage prepaid, return receipt requested, and addressed as follows:
COMPANY:
PNM RESOURCES, INC.
ATTENTION: Chairman, President and CEO
Corporate Headquarters, MS 1225
Albuquerque, NM 87102
With a copy to:
PNM RESOURCES, INC.
ATTENTION: General Counsel
Corporate Headquarters, MS 1245
Albuquerque, NM 87102

INDEMNITEE:
[●]
PNM Resources, Inc.
Corporate Headquarters, MS 1225
Albuquerque, NM 87102
Notice of change of address shall be effective only when made in accordance with this Section 22. All notices complying with this Section 22 shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.
23.    Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
24.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.
COMPANY
PNM RESOURCES, INC.
By:
Name:
Title:
INDEMNITEE
By:
Name: